EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 21, 2003, July 21, 2003 and October 20, 2003, respectively, on our reviews of interim consolidated financial information of 3M Company and Subsidiaries (the "Company") for the three-month periods ended March 31, 2003 and 2002, the three- and six-month periods ended June 30, 2003 and 2002 and the three- and nine month periods ended September 30, 2003 and 2002, and included in the Company's Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, respectively, are incorporated by reference in the Company's Registration Statement on Form S-3, for the registration of 541,581 shares of the Company's common stock in connection with the amended agreement and plan of merger among the Company, Steeler Merger Corporation, Steeler Merger LLC, and HighJump Software, Inc.




/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 6, 2004